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                          CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in the registration statement on Form SB-2 (Registration No. 333-xxx) of our report dated March 20, 1998, on our audits of the consolidated financial statements of PDS Financial Corporation and subsidiaries. We also consent to the reference to our firm under the caption "Experts."




                                             /s/ Coopers & Lybrand L.L.P.
                                             --------------------------------
Minneapolis, Minnesota                           Coopers & Lybrand L.L.P.
April 2, 1998